Exhibit 99.1

CallidusCloud Reports Record Q1 Revenue of $31.0 Million, a 21% Year-Over-Year Increase

Generates $5.5 Million in Cash From Operations in First Quarter

PLEASANTON, Calif., May 1, 2014— Callidus Software Inc. (NASDAQ: CALD), a leading provider of Cloud sales and marketing effectiveness software, today announced financial results for the first quarter ended March 31, 2014.

 “Q1 was a great start to 2014. We had record all time revenue, our margins expanded and we saw another consecutive quarter of Non-GAAP net income,” said Leslie Stretch, President and CEO of CallidusCloud. “We had strong new business wins driven by customers calling time on expensive point solutions. The Lead to Money cloud is proving to be a compelling option for companies who want integrated marketing and sales automation.”

Financial Highlights for the First Quarter 2014
Total revenue was $31.0 million for the first quarter, an increase of 21%. Total recurring revenue was $22.3 million, which includes SaaS revenue of $18.2 million and maintenance revenue of $4.1 million. SaaS revenue increased 15% over the same quarter in the prior year. Services and other revenue of $8.7 million increased 47% compared to the same quarter in the prior year.

GAAP Performance
•	Recurring revenue gross margin was 67% compared to 62% in the same quarter in the prior year.

•	Operating loss was $2.1 million compared to $5.6 million in the same quarter in the prior year.

•	Net loss was $2.5 million, or ($0.05) per share, compared to a net loss of $6.6 million, or ($0.18) per share, for the same quarter in the prior year.

•	Cash generated from operations was $5.5 million in the current quarter compared to $2.8 million cash used in operating activities in the same quarter in the prior year.

Non-GAAP Performance
The following non-GAAP measures are described below and reconciled to the corresponding GAAP measures at the end of this release.

•	Recurring revenue gross margin was 71% compared to 66% for the same quarter in the prior year.

•	Operating income was $1.5 million compared to an operating loss of $0.7 million for the same quarter in the prior year.

•	Net income was $1.3 million, or $0.03 per fully diluted share, compared to a net loss of $0.8 million, or ($0.02) per fully diluted share for the same quarter in the prior year.

Business Highlights for the First Quarter 2014

•
CallidusCloud acquired LeadRocket, Inc., a digital marketing and social engagement platform. This technology acquisition puts the power of marketing automation in the pocket of every sales professional. LeadRocket® will allow users to access campaigns from CallidusCloud’s marketing automation for one to one conversations with their prospects across multiple channels.

•	CallidusCloud’s partner ecosystem expanded with 25 new alliance partners and resellers including Docusign, Protiviti, and WalkMe.

•
CallidusCloud sponsored key events including the Docusign Momentum in San Francisco, RevTalks in San Francisco, The Big Rethink hosted by The Economist in New York, Forrester’s Sales Enablement Forum in Phoenix, Learning Solutions Conference in Orlando and the Technology for Marketing and Advertising in London.

Financial Outlook for 2014 – Second Quarter and Full Year
For the second quarter of 2014, the Company expects total revenue to be between $30.4 million and $31.4 million. GAAP operating loss is expected to be between $2.7 million and $3.4 million with ($0.05) to ($0.08) GAAP loss per share. Non-GAAP operating income is expected to be between $1.0 million and $1.5 million with non-GAAP fully diluted earnings per share between $0.01 and $0.03.

For the full year of 2014, the Company expects total revenue to be between $127.5 million and $132.5 million, an increase to previous guidance of $126.0 million to $131.0 million. GAAP operating loss is expected to be between $8.3 million and $11.3 million with ($0.23) to ($0.28) GAAP loss per share. Non-GAAP operating income is expected to be between $7.0 million and $9.0 million with non-GAAP fully diluted earnings per share between $0.12 and $0.16.

Conference Call

In conjunction with this announcement CallidusCloud will host a conference call at 1:30 p.m. Pacific Daylight Time (PDT) today to discuss the first quarter 2014 results and outlook for the second quarter 2014 and full year 2014. The conference call will be available via live webcast at the Investor Relations section of CallidusCloud’s website.

Webcast site:http://www.calliduscloud.com/about-us/investor-relations/
Dial-in: 866-318-8614 (International callers: 617-399-5133)

Passcode:73684933

Replay information: A webcast replay will be available on the Investor Relations section of our website under Calendar of Events.

For more information, please visit: http://www.calliduscloud.com/about-us/investor-relations/

About CallidusCloud
Callidus Software Inc. (NASDAQ:CALD), doing business as CallidusCloud®, the leading provider of sales and marketing effectiveness software. CallidusCloud enables organizations to accelerate and maximize their lead to money process with a complete suite of solutions that identify the right leads, ensure proper territory and quota distribution, enable sales forces, automate configure price quote, and streamline sales compensation – driving bigger deals, faster. Over 2500 leading organizations, across all industries, rely on CallidusCloud to optimize the lead to money process to close more deals for more money in record time.

For more information, please visit www.calliduscloud.com.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including for example discussion of our commercial prospects, estimates of future revenues, operating income/loss and expenses, earnings per share, stock-based compensation expense, amortization of acquired intangibles, restructuring, and patent litigation costs reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, changes in staffing levels, and other risks detailed in periodic reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K which may be obtained by contacting CallidusCloud’s Investor Relations department at 415-445-3238, or from the Investor Relations section of CallidusCloud’s website (http://www.calliduscloud.com/about-us/investor-relations/). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

Non-GAAP Financial Measures

In this release, CallidusCloud has provided financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP recurring revenue gross margin, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share. CallidusCloud uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors as a supplement to GAAP measures, in evaluating CallidusClouds’ operating performance. CallidusCloud believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in CallidusCloud’s industry, many of which present non-GAAP financial measures that may resemble our non-GAAP financial measures. Our non-GAAP financial measures exclude stock-based compensation expense, restructuring expense, patent litigation cost, convertible note interest expense, amortization of convertible note issuance cost, and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

©2014. Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, TrueComp Manager, ActekSoft , ACom3, iCentera, Webcom, Litmos, the Litmos logo, LeadFormix, Rapid Intake, 6FigureJobs and LeadRocket are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

Investor Relations Contact
Ed Keaney
Market Street Partners
(415) 445-3238
cald@marketstreetpartners.com

Press Contact:
Linda Vejnoska
LEWIS PR
Linda.vejnoska@lewispr.com
415-432-2415

CALLIDUS SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues:
Recurring	$22,250	$19,624
Services and other	8,727	5,918
Total revenues	30,977	25,542
Cost of revenues:
Recurring	7,288	7,453
Services and other	5,110	5,222
Total cost of revenues	12,398	12,675
Gross profit	18,579	12,867

Operating expenses:
Sales and marketing	10,727	7,644
Research and development	4,873	4,429
General and administrative	5,086	5,186
Restructuring	-	1,243
Total operating expenses	20,686	18,502

Operating loss	(2,107)	(5,635)
Interest income and other income (expense)	(210)	(844)

Loss before provision for income taxes	(2,317)	(6,479)
Provision for income taxes	150	124

Net loss	$(2,467)	$(6,603)

Net loss per share - basic and diluted
Net loss per share	$(0.05)	$(0.18)

Shares used in basic and diluted per share computation	45,944	37,139

The following line items include stock-based compensation, amortization of acquired intangible assets, patent litigation costs, interest expense on convertible notes, amortization of convertible note issuance costs and restructuring as follows:

	Three Months Ended March 31,
	2014	2013
Cost of revenues:
Recurring	$729	$686
Services and other	226	418
Operating expenses:
Sales and marketing	829	801
Research and development	438	466
General and administrative	1,382	1,344
Restructuring	-	1,243
Interest income and other (income) expense	201	837
Total	$3,805	$5,795

CALLIDUS SOFTWARE INC.
CONSOLIDATED BALANCE SHEETS

(In thousands except per share data)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$29,022	$28,295
Short-term investments	5,315	7,866
Restricted cash	2,996	-
Accounts receivable, net	26,509	29,216
Deferred income taxes	210	-
Prepaid and other current assets	6,695	6,232
Total current assets	70,747	71,609

Property and equipment, net	14,545	11,351
Goodwill	32,791	31,207
Intangible assets, net	18,514	16,995
Deferred income taxes, noncurrent	556	405
Deposits and noncurrent assets	2,700	2,626
Total assets	$139,853	$134,193

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,228	$2,987
Accrued payroll and related expenses	5,992	7,377
Accrued expenses	10,055	5,395
Deferred income taxes	1,159	1,159
Deferred revenue	46,769	46,222
Capital lease obligations	1,318	1,308
Total current liabilities	68,521	64,448

Deferred revenue, noncurrent	12,679	10,432
Deferred income taxes, noncurrent	205	155
Capital lease obligations, noncurrent	668	987
Convertible notes	14,197	14,197
Other noncurrent liabilities	1,829	1,921
Total liabilities	98,099	92,140

Stockholders’ equity:
Common stock	46	45
Additional paid-in capital	317,564	315,430
Treasury stock	(14,430)	(14,430)
Accumulated other comprehensive income	198	165
Accumulated deficit	(261,624)	(259,157)
Total stockholders’ equity	41,754	42,053
Total liabilities and stockholders’ equity	$139,853	$134,193

CALLIDUS SOFTWARE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(2,467)	$(6,603)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,152	987
Amortization of intangible assets	1,233	1,228
Provision for doubtful accounts and service remediation reserves	253	157
Stock-based compensation	2,292	2,591
Release of valuation allowance	(149)	-
Amortization of convertible notes issuance cost	32	134
Net amortization on investments	8	26
Changes in operating assets and liabilities:
Accounts receivable	2,841	(4,354)
Prepaid and other current assets	(463)	(503)
Other assets	(107)	(289)
Accounts payable	332	(2,712)
Accrued expenses	245	1,673
Accrued payroll and related expenses	(1,369)	(510)
Accrued restructuring	(167)	284
Deferred revenue	2,114	5,067
Deferred income taxes	(311)	39
Net cash provided by (used in) operating activities	5,469	(2,785)

Cash flows from investing activities:
Purchases of investments	(1,209)	(3,319)
Proceeds from maturities and sale of investments	3,750	7,700
Purchases of property and equipment	(3,597)	(604)
Purchases of intangible assets	(112)	(126)
Acquisitions, net of cash acquired	(2,363)	-
Net cash (used in) provided by investing activities	(3,531)	3,651

Cash flows from financing activities:
Proceeds from issuance of common stock	1,190	1,002
Repurchase of common stock from employees for payment
of taxes on vesting of restricted stock units	(1,347)	(341)
Payment of consideration related to acquisitions	(630)	(3,078)
Proceeds from term note financing, net of payment	2,996	-
Change in restricted cash	(2,996)	-
Repayment of debt	(150)	-
Payment of principal under capital leases	(309)	(311)
Net cash used in financing activities	(1,246)	(2,728)
Effect of exchange rates on cash and cash equivalents	35	(40)
Net increase (decrease) in cash and cash equivalents	727	(1,902)
Cash and cash equivalents at beginning of period	28,295	16,400
Cash and cash equivalents at end of period	$29,022	$14,498

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except for percentages and per share data)
(unaudited)

	Three months ended
	March 31,
	2014	2013

Non-GAAP gross profit reconciliation

Gross profit	$18,579	$12,867

Gross margin	60%	50%
Add back:
Non-cash stock-based compensation	396	580
Non-cash amortization of acquired
intangible assets	559	524
Non-GAAP gross profit	$19,534	$13,971

Gross margin	63%	55%

Non-GAAP recurring revenue gross profit reconciliation

Recurring revenue gross profit	$14,962	$12,171

Recurring revenue gross margin	67%	62%
Add back:
Non-cash stock-based compensation	182	174
Non-cash amortization of acquired
intangible assets	547	512
Non-GAAP Recurring revenue gross profit	$15,691	$12,857

Recurring revenue gross margin	71%	66%

Non-GAAP operating expense reconciliation:

Operating expenses	$20,686	$18,502
Add back:
Non-cash stock-based compensation	(1,896)	(2,011)
Non-cash amortization of acquired
intangible assets	(310)	(286)
Patent litigation costs	(443)	(314)
Restructuring	-	(1,243)
Non-GAAP Operating Expenses	$18,037	$14,648

Non-GAAP operating income (loss) reconciliation:

Operating loss	$(2,107)	$(5,635)
Add back:
Non-cash stock-based compensation	2,292	2,591
Non-cash amortization of acquired
intangible assets	869	810
Patent litigation costs	443	314
Restructuring	-	1,243
Non-GAAP Operating income (loss)	$1,497	$(677)

CALLIDUS SOFTWARE INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except for percentages and per share data)
(unaudited)

	Three months ended
	March 31,
	2014	2013

Non-GAAP net loss reconciliation:

Net loss	$(2,467)	$(6,603)
Add back:
Non-cash stock-based compensation	2,292	2,591
Non-cash amortization of acquired
intangible assets	869	810
Patent litigation costs	443	314
Restructuring	-	1,243
Interest expense on convertible notes	169	703
Amortization of convertible note issuance cost	32	134
Non-GAAP Net income (loss)	$1,338	$(808)

Non-GAAP net income (loss) per share reconciliation:

Net loss per basic and diluted share	$(0.05)	$(0.18)
Add back:
Non-cash stock-based compensation	0.05	0.07
Non-cash amortization of acquired
intangible assets	0.02	0.02
Patent litigation costs	0.01	0.01
Restructuring	-	0.03
Interest expense on convertible notes	-	0.02
Amorization of convertible note issuance cost	-	0.01

Non-GAAP net income (loss) per diluted share	$0.03	$(0.02)

Basic and fully diluted shares reconciliation:

Basic shares	45,944	37,139
Add back:
Weighted average effect of dilutive securities	3,751	-
Diluted shares	49,695	37,139

CALLIDUS SOFTWARE INC.
FINANCIAL OUTLOOK
(In thousands)
(unaudited)

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the Company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the company assumes no obligation to update it.

Three months ended
June 30, 2014
	GAAP	Non-GAAP

Total revenue	$30,400 - $31,400	$30,400 - $31,400
Operating income (a)	($2,700) - ($3,400)	$1,000 - $1,500
Net income (loss) per diluted share (c)	($0.05) - ($0.08)	$0.01 - $0.03

Twelve months ended
December 31, 2014
	GAAP	Non-GAAP

Total revenue	$127,500 - $132,500	$127,500 - $132,500
Operating income (b)	($8,300) - ($11,300)	$7,000 - $9,000
Net income (loss) per diluted share (c)	($0.23) - ($0.28)	$0.12 - $0.16

(a)
Estimated non-GAAP amounts above for the three months ending June 30, 2014 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $950 thousand - $1.0 million, estimated stock-based compensation expense of approximately $2.8 - $3.0 million, and patent litigation costs of approximately $400 - $450 thousand.

(b)
Estimated non-GAAP amounts above for the twelve months ending December 31, 2014 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $3.2–$3.4 million, estimated stock-based compensation expense of approximately $12.2 - $13.2 million, and patent litigation costs of approximately $1.7 - $1.9 million.

(c)	Non-GAAP fully diluted share count is between 49.0 million and 50.5 million. GAAP share count is between 46.0 million to 49.0 million.